Your **Vote** Counts!

AVID BIOSERVICES, INC.

2022 Annual Meeting
Vote by October 17, 2022
11:59 PM ET



AVID BIOSERVICES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

D90688-P78722

You invested in AVID BIOSERVICES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on October 18, 2022.**

Get informed before you vote

View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 4, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

October 18, 2022
10:00 AM, PDT

Virtually at:
www.virtualshareholdermeeting.com/CDMO2022

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Esther M. Alegria, PhD 02) Joseph Carleone, PhD 03) Nicholas S. Green 04) Richard B. Hancock 05) Catherine J. Mackey, PhD 06) Gregory P. Sargen 07) Jeanne A. Thoma	For
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2023.	For
3. To approve, on an advisory basis, a non-binding resolution approving the compensation of the Company's named executive officers.	For
4. To approve an amendment to the Company's Restated Certificate of Incorporation.	For
NOTE: To conduct any other business properly brought before the 2022 Annual Meeting and any adjournment or postponement thereof.	

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